Exhibit 99.1

Contact:

Deborah Hellinger

Oracle

1.650.506.5158

deborah.hellinger@oracle.com

Oracle Completes Acquisition of BEA Systems

REDWOOD SHORES, Calif., APRIL 29, 2008 - Oracle Corporation (NASDAQ: ORCL) announced today that it had received approval of the European Commission and subsequently completed its acquisition of BEA Systems, Inc.

“The addition of BEA will accelerate innovation by bringing together two companies with a common vision of a modern service-oriented architecture (SOA) infrastructure,” said Oracle President Charles Phillips. “Together, Oracle and BEA will provide a series of complementary and well-engineered middleware products, allowing customers to more easily build, deploy, and manage applications in a secure environment.”

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Oracle (NASDAQ: ORCL) is the world’s largest enterprise software company. For more information about Oracle, please visit our Web site at http://www.oracle.com.

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Trademarks

Oracle is a registered trademark of Oracle Corporation and/or its affiliates. Other names may be trademarks of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Oracle and BEA. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, similar expressions and any other statements that are not historical facts, in each case as they relate to Oracle and BEA, the management of either such company or the transaction are intended to identify those assertions as forward-looking statements. In making any such statements, the person making them believes that its expectations are based on reasonable assumptions. However, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of Oracle and BEA, including: the impact of general economic conditions in regions in which either such company currently does business, industry conditions, including competition, fluctuations in exchange rates and currency values, capital expenditure requirements, legislative or regulatory requirements, changes in the tax laws, interest rates, access to capital markets and our ability to quickly and efficiently integrate our acquisitions with our existing business. The actual results or performance by Oracle or BEA could differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or BEA.